ASSIGNMENT AND ASSUMPTION AGREEMENT (3858-S)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of August 4, 2025 (the "Effective Date"), is by and among **UNIFI MANUFACTURING** ("Assignor"), **ENOVUM NC-1 BIDCO LLC** ("Assignee") and **DUKE ENERGY CAROLINAS, LLC.**

1. Assignment. Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in and to the Electric Service Agreement(s) relating to electric service to the service address(es) set forth in Exhibit A (the "Agreement(s)"). Assignor remains responsible to DUKE ENERGY CAROLINAS, LLC for any payment, duty, or other obligation owed or incurred up to the Effective Date.

2. Assumption. Assignee hereby accepts and assumes all duties and obligations of Assignor arising under the Agreement(s) beginning on the Effective Date.

3. Consent. DUKE ENERGY CAROLINAS, LLC hereby consents to the assignment and assumption contemplated by Sections 1 and 2 above.

4. Notices. All notices to Assignee under the Agreement(s) shall be given to the following address: **805 Island Drive, Madison, NC, 27025**

IN WITNESS WHEREOF, the parties hereto have each caused this Assignment and Assumption Agreement to be duly executed as of the Effective Date.

UNIFI MANUFACTURING
(Assignor)

By: [signature]

Name: EDMUND INGLE
(Type/Print)

Title: C.E.O.

Date: 10/13/2025

ENOVUM NC-1 BIDCO LLC
(Assignee)

By: Simon Hamelin-Choquette

Name: SIMON HAMELIN-CHOQUETTE
(Type/Print)

Title: CSCO

Date: 25/08/2025

DUKE ENERGY CAROLINAS, LLC

By: [signature]

Name: JOHN MILLARD
(Type/Print)

Title: ACCOUNT EXECUTIVE

Date: AUGUST 4, 2025

Exhibit A

Account Number	Service Address	City	State	Contract KW	Extra Facil-ities Charge	Contract Number
910031464254	805 Island Drive	Madison	NC	16,000	$11,404.75	3858-R

ELECTRIC SERVICE AGREEMENT
CONTRACT DEMAND CHANGE AMENDMENT
3858-R

DUKE ENERGY CAROLINAS, LLC (hereinafter called the "Company") and **UNIFI MANUFACTURING, INC.** (hereinafter called the "Customer") do hereby mutually agree and consent to the amendment of the Electric Service Agreement between the parties dated **October 29, 2012,** (the "Agreement"), which Agreement is hereby modified effective as of May 26, 2019 for the Customer located at **805 ISLAND DR, MADISON, NC 27025-8419** in the following respects only:

The contract demand will be changed from **24,000** to **16,000**. The minimum bill for electric power and energy shall be calculated in accordance with the minimum bill provisions of schedule **OPT-V(NC)**, but the Customer charge and the demand charge portions shall not be less than **$110,667.37** per month during the summer months and **$57,821.77** per month during the winter months. The above minimum charge calculations are based on the current revision of the indicated rate schedule. These amounts are subject to change upon approval of changes to the rate schedule by the state commission having jurisdiction over public utilities and shall immediately become a part hereof as though fully written herein.

Except as expressly modified herein, the Agreement between the parties shall remain in full force and effect and is hereby ratified and affirmed.

UNIFI MANUFACTURING, INC.	DUKE ENERGY CAROLINAS, LLC
By: [signature]	By: Tammy H. Daber
Name: THOMAS H. CAUDLE (Type/Print)	Name: Tammy H. Daber (Type/Print)
Title: PRESIDENT + COO	Title: Power Contracts Administrator
Date: JUNE 25, 2019	Date: 8/2/2019

ELECTRIC SERVICE AGREEMENT

DUKE ENERGY CAROLINAS, LLC, (hereinafter called the "Company) and **UNIFI MANUFACTURING, INC.,** Customer know as **"Unifi Plant 3",** (hereinafter called the "Customer") do hereby mutually agree and consent, subject to the following conditions, that the Company shall sell and deliver electric power to the Customer, and the Customer shall purchase, receive, and pay for same:

1. **Service Address.** **805 Island Drive, Madison, NC.**

2. **Service Requirements.** The electric power to be delivered hereunder shall be at approximately **480 volts; 120/240 volts single phase.**
The contract demand shall be **24,000** Kilowatts.

3. **Rate Schedule and Service Regulations.** The sale, delivery, and use of electric power hereunder, and all services of whatever type to be rendered or performed in connection therewith, shall in all respects be subject to and in accordance with all the terms and conditions of the Company's **Rate Schedule OPT-I(NC)** and its Service Regulations, both of which are now on file with the **Utilities Commission** of the State of **North Carolina** and are hereby incorporated by reference and made a part hereof as though fully set forth herein. The minimum monthly bill for electric power and energy shall be calculated in accordance with the minimum bill provisions of the attached rate schedule and the customer charge and the demand charge portion shall not be less than **$148,831.69** per month during the four summer months and **$79,303.29** per month during all other months. Said Rate Schedule and Service Regulations are subject to change, revision, alteration or substitution, either in whole or part, upon order of said Commission or any other regulatory authority having jurisdiction, and any such change, revision, alteration, or substitution shall immediately be made a part hereof as though fully written herein, and shall nullify any prior provision in conflict therewith.

4. The effective date of this **Agreement** shall be **October 29, 2012**.

5. The term of this **Agreement** shall be **1 year (5 years for Extra Facilities)**, and thereafter from year to year until terminated. The parties shall have the right of termination provided in the attached Rate Schedule, as from time to time amended; and in the absence of any such provision, either party may terminate this Agreement upon written notice to the other delivered at least sixty (60) days in advance of the termination of the original term or any then existing additional term.

6. Each motor used by the Customer of up to 450 horsepower capacity may be started across-the-line. Larger motors will be equipped with starting compensators, if necessary, to limit the starting requirements to 2,450 kilovolt-amperes. Motors will not be started simultaneourly if to do so would exceed the above starting limitation.

7. The maximum amount of electric power which the Company shall be required to deliver at each delivery point and the approximate delivery voltage shall be as follows:

Delivery Point	Delivery Voltage	Maximum Demand Kilowatts
Plant 3, Substation 3		
Delivery No. 1	480	6,375
Delivery No. 2	480	8,500
Delivery No. 3	480	8,500
Delivery No. 4	480	8,500
Delivery No. 5	480	6,375
Delivery No. 6	480	6,375
Delivery No. 7	480	6,375
Delivery No. 8	480	8,500
Delivery No. 9	120/240	5

8. The Company agrees to furnish, install, own and maintain certain Extra Facilities, hereinafter described, which shall be in addition to facilities which the Company will furnish without cost in accordance with the rate schedule set forth in this agreement, which schedule provides for service under the standard form of contract at one point, through one meter, at one voltage. In consideration of the Extra Facilities to be provided, the Customer agrees that the service rendered hereunder shall be used only in a single enterprise located entirely on a single contiguous premises, and agrees to pay the Company an Extra Facilities charge of $12,542.73 ($12,517.73 for Extra Facilities plus $25.00 for billing level metering) per month each month and this charge shall continue for as long as service is provided under the terms and conditions of this contract, which amount shall be paid in addition to the monthly charge for electric power and energy, and shall be 1.1% of the cost of said Extra Facilities.

Extra Facilities to be provided by the Company shall consist of those facilities (overhead line, substation, transformers, breakers, metering, etc.) required to provide a total of 24,000 kilowatts delivered at nine (9) points in accordance with Paragraph 2 which are in addition to those normally provided to serve this amount of power at one voltage under one contract and at one delivery point. The cost of these Extra Facilities is the difference in the costs to provide the above, which amount is $1,137,975.30.

The monthly charge for the Extra Facilities to be provided under this contract is subject to the rates, service regulations and conditions of the Company as the same are now on file with the state regulatory commission having jurisdiction and may be changed or modified from time to time upon approval by said regulatory commission. Any such changes or modifications including those which may result in increased charges for the service or services to be provided hereunder shall be made a part of this contract to the same effect as if fully set forth herein.

9. The delivery point for Plant 3 shall be at the outside wall of the Customer's plant from eight (8) separate 24,940/14,400 volt to 480 volt substations where the wires of the Company connect with the Customer's bus duct. The delivery point for delivery No. 9 shall be at the low tension side of a pole mounted transformer located immediately outside the transmission substation.

10. The Customer's Federal Tax I.D. is 56-2001082.

11. The power contract entered into by the Company and the Customer under date of January 28, 2008, for the above mentioned plant of the Customer shall continue in effect until the beginning of delivery of power hereunder, and thereafter said contract shall be cancelled and rendered of no effect, except the Customer shall remain liable to the Company for all sums of money due under the terms of said contract prior to the cancellation of same.

The above contract, along with the following attachments **(Pages 2 and 3, 4, 5 and 6 (OPT-I(NC) Rate Schedule), 7 (Summary of Rider Adjustments), and 8)** consisting of **8** total pages constitutes the entire agreement of the parties and there are no other agreements, written or oral between the parties as of the date of the signing of this document.

IN WITNESS WHEREOF, on the day and year first above written, the parties hereto have caused their corporate names to be hereunto subscribed, and their signatures hereunto affixed by and attested by their respective authorized personnel. Executed in duplicate.

UNIFI MANUFACTURING, INC.

By: Tom Caudle

Name: Tom Caudle
(Type/Print)

Title: V.P.

Date: 11.21.13

WITNESS:

By: Fred Indermaur

Name: Fred Indermaun
(Type/Print)

Title: Corp. Process Improvement Mgr.

Date: 11-21-13

DUKE ENERGY CAROLINAS, LLC

By: Janine M. Hendrix

Name: Janine M. Hendrix
(Type/Print)

Title: Power Contracts Administrator

Date: January 14, 2014

WITNESS:

By: Sherri Turner

Name: Sherri Turner
(Type/Print)

Title: Executive Assistant

Date: Jan 14, 2014